CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Reports to Shareholders of Columbia Small Cap Value Fund VS, Columbia Strategic Income Fund VS, Columbia International Fund VS, Columbia Large Cap Value Fund VS, Columbia Select Large Cap Growth Fund VS, Columbia Select Opportunities Fund VS, Columbia Value and Restructuring Fund VS, Columbia S&P 500 Index Fund VS, Columbia Mid Cap Value Fund VS, Columbia Asset Allocation Fund VS, Columbia Federal Securities Fund VS, Columbia Money Market Fund VS, Columbia Small Company Growth Fund VS, and Columbia Large Cap Growth Fund VS which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

April 29, 2010